Exhibit 10.5

DEERFIELD TRIARC CAPITAL CORP.

Amended and Restated Stock Award Agreement

THIS AMENDED AND RESTATED STOCK AWARD AGREEMENT, dated the 14th day of June, 2005, amends and restates in its entirety that certain Stock Award Agreement dated December 23, 2004, between DEERFIELD TRIARC CAPITAL CORP., a Maryland corporation (the “Company”) and DEERFIELD CAPITAL MANAGEMENT LLC (the “Manager”), made pursuant and subject to the provisions of the Company’s Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Manager. All terms used herein that are defined in the Plan have the same meaning given them in the Plan. As used herein, “Management Agreement” means that certain Management Agreement dated the date hereof between the Company and the Manager.

1.          Award. Pursuant to the Plan, the Company, effective as of the closing date (the “Date of Grant”) of the offering of the Company’s Common Stock pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”), Regulation S of the Securities Act and Regulation D, Section 506 of Section 4(2) of the Securities Act (the “Offering”) granted to the Manager, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, a Stock Award covering 403,847 shares of Common Stock.

2.          Vesting. The shares of Common Stock subject to this Stock Award are nonvested and nontransferable on the Date of Grant. The shares of Common Stock subject to this Stock Award shall become vested and transferable as provided in subparagraphs 2(a), 2(b) and 2(c).

(a)        Subject to the Manager’s continued service to the Company and its Affiliates, one-third of the shares of Common Stock subject to this Stock Award shall become vested and transferable on each of the first, second and third anniversaries of the Date of Grant. If the vesting schedule described in the preceding sentence results in the vesting of a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest and become transferable when such fractional share and other fractional shares that would have become vested and transferable aggregate whole shares of Common Stock.

(b)        If the Manager’s service to the Company and its Affiliates terminates or is terminated for any reason, the shares of Common Stock subject to this Stock Award shall be forfeited to the extent they have not previously become vested and transferable. Notwithstanding the preceding sentence, if the Manager’s service to the Company and its Affiliates is terminated by the Company other than for Cause (as defined in the Management Agreement), including non-renewal of the Management Agreement by the Company, or by the Manager pursuant to Section 15 of the Management Agreement, then the shares of Common Stock subject to this Stock Award that have not previously vested and become transferable shall be immediately vested and transferable.

(c)        In accordance with the Plan, shares of Common Stock subject to this Stock Award that have not previously vested and become transferable and that are outstanding on a Control Change Date, shall become immediately vested and transferable on the Control Change Date.

Shares of Common Stock subject to this Stock Award that do not vest and become transferable in accordance with subparagraphs 2(a), 2(b) and 2(c) shall be forfeited.

3.          Custody of Certificates. The Company shall retain custody of the certificates evidencing the shares of Common Stock subject to this Stock Award until the Committee certifies that the shares have become vested and transferable under paragraph 2. The Company shall deliver the certificates evidencing the shares of Common Stock subject to this Stock Award promptly after the Committee certifies that the shares have become vested and transferable in accordance with paragraph 2. With respect to any shares of Common Stock subject to this Stock Award that are forfeited in accordance with paragraph 2, the Manager hereby appoints the Senior Vice President and Chief Financial Officer of the Company and the Senior Vice President, General Counsel and Secretary of the Company as its attorneys to transfer any such forfeited shares on the books of the Company with full power of substitution in the premises. The Senior Vice President and Chief Financial Officer of the Company and the Senior Vice President, General Counsel and Secretary of the Company shall use the authority granted under the preceding sentence to cancel any shares of Common Stock that are forfeited under paragraph 2.

4.          Shareholder Rights. Subject to the provisions of the Plan and this Agreement, the Manager shall have all the rights of a shareholder of the Company with respect to the shares of Common Stock subject to this Stock Award, including the right to vote such shares and receive dividends thereon, from the Date of Grant.

5.          Transferability. The shares of Common Stock subject to this Stock Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest and become transferable in accordance with paragraph 2. Notwithstanding the preceding sentence and subject to such terms and conditions as the Administrator may require, the Manager may transfer all or part of the shares of Common Stock subject to this Stock Award to an employee or officer of the Manager or an individual who otherwise provides services to the Manager (each a “Permitted Transferee”). Shares of Common Stock may be transferred pursuant to the preceding sentence only if the Manager gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the proposed transfer complies with the requirements of the Plan, this Agreement and any other terms and conditions that the Administrator may require in connection with such transfer. The Company may issue replacement Agreements that reflect such transfer and may require the Permitted Transferee to sign the replacement Agreement. Unless otherwise provided in the replacement Agreement, the terms of this Agreement shall apply to the Permitted Transferee and any reference in the Plan or this Agreement to the Manager or Participant shall be deemed to refer to the Permitted Transferee except that (i) the Permitted Transferee shall not be entitled to transfer any shares of Common Stock subject to the transferred Stock Award other than by will or the laws of descent and distribution, (ii) the Permitted Transferee shall not be entitled to receive any shares of Common Stock subject to the transferred Stock Award unless there is in effect a registration statement on an appropriate form covering the shares or the Company reasonably determines an exemption from registration is available, (iii) the Administrator or the Company shall not be required to provide any notice to the Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Manager under the Plan or otherwise, and (iv) the consequences of a termination of the Manager’s service to the Company and its Affiliates shall continue to apply to the unvested shares of Common Stock awarded hereunder that are held by the Manager and the Permitted Transferee.

6.          Change in Capital Structure. The terms of this Agreement, including the number of shares of Common Stock subject to this Stock Award and the performance criteria of subparagraph 2(a), shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-sups, subdivisions or consolidations of shares or other similar changes in capitalization.

7.          Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

8.          Manager Bound by Plan. The Manager hereby acknowledges that a copy of the Plan has been made available to it and agrees to be bound by all the terms and provisions thereof.

9.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Manager and any transferee of the Manager in accordance with paragraph 2 and the successors of the Company.

10.        Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Stock Award Agreement to be signed by a duly authorized officer, and the Manager has affixed his signature hereto.

DEERFIELD TRIARC CAPITAL CORP.		DEERFIELD CAPITAL MANAGEMENT LLC

By:	/s/ Frederick L. White	By:	/s/ Marvin Shrear
Name:	Frederick L. White	Name:	Marvin Shrear
Title:	Senior Vice President	Title:	Chief Financial Officer